As filed with the Securities and Exchange Commission on February 15, 2023
Registration No. 333-
________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 _______________________________________________________________________________________________________

Salarius Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-5087339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2450 Holcombe Blvd., Suite X, Houston, TX	77021
(Address of Principal Executive Offices)	(Zip Code)

2015 Equity Incentive Plan
2015 Employee Stock Purchase Plan
(Full title of the plans)

Mark Rosenblum
Chief Financial Officer
Salarius Pharmaceuticals, Inc.
2450 Holcombe Blvd., Suite X
Houston, TX 77021
(Name and address of agent for service)

(832) 834-6992
(Telephone number, including area code, of agent for service)
 _______________________________________________________________________________________________________

Copies to:

Andrew L Strong, Esq. Stephen M. Nicolai, Esq. Hogan Lovells US LLP 609 Main St Suite 4200 Houston, TX 77002 (713) 632-1400
  _______________________________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE
This registration statement on Form S-8 is being filed by Salarius Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”) to register an additional 112,795 shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”), comprised of (i) 90,236 shares of Common Stock issuable under the Registrant’s 2015 Equity Incentive Plan, as supplemented and amended (the “2015 EIP”), and (ii) 22,559 shares of Common Stock issuable under the Registrant’s 2015 Employee Stock Purchase Plan, as amended (the “2015 ESPP”).
Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the Registrant’s registration statements on Form S-8 (File Nos. 333-201816, 333-210283, 333-216534, 333-223499, 333-230104, 333-246310, and 333-262896) filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2015, March 18, 2016, March 8, 2017, March 7, 2018, March 6, 2019, August 14, 2020, and February 22, 2022, respectively, in each case, except to the extent supplemented, amended or superseded by the information set forth herein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
As permitted by the rules of the Commission, this registration statement on Form S-8 omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.   Incorporation of Documents by Reference.
The following documents of the Registrant filed with the Commission are incorporated by reference in this registration statement of their respective dates:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed with the Commission on March 25, 2022);
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 (filed with the Commission on May 12, 2022), June 30, 2022 (filed with the Commission on August 5, 2022), and September 30, 2022 (filed with the Commission on November 10, 2022);
•our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the Commission on January 13, 2022, April 1, 2022, April 22, 2022, April 26, 2022, June 17, 2022, August 3, 2022, October 14, 2022, October 18, 2022, October 27, 2022, November 3, 2022, December 1, 2022, and January 10, 2023;
•the information contained in our definitive proxy statement on Schedule 14A filed on April 28, 2022 and incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and
•the description of our common stock contained in our Registration Statement on Form 8-A filed on January 23, 2015, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.
All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.
For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 8.   Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on February 9, 2015).
4.2	Certificate of Amendment of the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on July 22, 2019).
4.3
Certificate of Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on October 14, 2022 (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on October 14, 2022).

4.4	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on July 22, 2019).
4.5	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on April 1, 2022).
4.6	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on December 29, 2014).
5.1*	Opinion of Hogan Lovells US LLP.
10.1	Salarius Pharmaceuticals, Inc. 2015 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 19, 2020).
10.2	Salarius Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A, filed on January 13, 2015).
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page hereto).
107*	Calculation of Filing Fee Table
*    Filed herewith.
Item 9.   Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 15th day of February, 2023.

SALARIUS PHARMACEUTICALS, INC.

By:	/s/ David Arthur
David Arthur
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Arthur and Mark Rosenblum, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-facts and agents, or his or her substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David J. Arthur	President, Chief Executive Officer (Principal Executive Officer) and Director	February 15, 2023
David J. Arthur
/s/ Mark J. Rosenblum	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 15, 2023
Mark J. Rosenblum
/s/ William McVicar	Chairman of the Board	February 15, 2023
William McVicar
/s/ Tess Burleson	Director	February 15, 2023
Tess Burleson
/s/ Arnold C. Hanish	Director	February 15, 2023
Arnold C. Hanish
/s/ Paul Lammers	Director	February 15, 2023
Paul Lammers
/s/ Jonathan Lieber	Director	February 15, 2023
Jonathan Lieber
/s/ Bruce McCreedy	Director	February 15, 2023
Bruce McCreedy

EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Salarius Pharmaceuticals, Inc. of our report dated March 25, 2022, with respect to the consolidated financial statements of Salarius Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
February 15, 2023